UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2019

VIR BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39083	81-2730369
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Illinois Street, Suite 500 South San Francisco, California		94158
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 906-4324

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	VIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective upon the closing of the initial public offering of shares of common stock (the “IPO”) of Vir Biotechnology, Inc. (the “Company”) on October 16, 2019, Klaus Frueh, Ph.D. resigned from his role as a member of the Company’s board of directors (the “Board”). The resignation of Dr. Frueh was not a result of any disagreement with the Company.

IPO Equity Grant

In connection with the IPO, on October 10, 2019, the Board granted options to purchase shares of its common stock to certain of its non-employee directors and employees, including to its principal financial and accounting officer, Howard Horn, the Company’s Chief Financial Officer. Mr. Horn was granted an option to purchase 111,111 shares of the Company’s common stock pursuant to the Company’s 2019 Equity Incentive Plan, and such option has an exercise price equal to $20.00, the per share IPO price. Twenty-five percent (25%) of the shares subject to such option shall vest on the one-year anniversary of the vesting commencement date of October 10, 2019, and one forty-eighth (1/48th) of the shares of common stock subject to such option shall vest monthly thereafter over the following thirty-six (36) months until all of the shares subject to such option are fully vested, subject to continued service.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On October 16, 2019, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware, in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate on September 16, 2019 and September 25, 2019, respectively, to be effective immediately after the closing of its IPO.

The foregoing description of the Restated Certificate is qualified in its entirety by reference to the full text of the Restated Certificate, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of October 16, 2019, the Company adopted amended and restated bylaws (the “Restated Bylaws”) in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws on August 26, 2019 and September 25, 2019, respectively, to be effective immediately prior to the closing of its IPO.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Restated Bylaws, which is filed as Exhibit 3.2 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIR BIOTECHNOLOGY, INC.

By:	/s/ Howard Horn
Howard Horn
Chief Financial Officer

Dated: October 16, 2019